Exhibit 99.1

STANDARD DIVERSIFIED INC. REPORTS FINANCIAL RESULTS FOR ITS THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2019

NEW YORK, NY, November 6, 2019 – Standard Diversified Inc. (the “Company”) (NYSE American: SDI) today announced its financial results for the third quarter and nine months ended September 30, 2019. In addition to its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the Company will also make available an updated Investor Presentation on its corporate website at www.standarddiversified.com.

2019 Third Quarter Highlights
•	Total revenues increased 13.6% to $104.1 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB) (“TPB”)
•	Net income attributable to SDI was $0.2 million, or $0.01 per diluted share

2019 Nine Month Highlights
•	Total revenues increased 16.3% to $305.8 million as a result of strong growth at TPB
•	Net loss attributable to SDI was $2.3 million, or $0.14 per diluted share

Operating Events
•
In its third quarter 2019 press release (Turning Point Brands - 2019 Third Quarter Financial Results), TPB presented strong quarterly results in the smokeless and smoking segments, producing overall increases (as compared to the same quarter last year) in net sales, gross profit, net income and adjusted EBITDA, all despite the impact of negative vaping headlines and the resulting decline in its third-party vaping distribution.

•
TPB is reviewing strategic alternatives for the third-party vaping distribution business, including a continuing effort to repurpose its infrastructure to support proprietary CBD sales, which continue to grow month over month. Additionally, in an attempt to mitigate the impact of declines in third-party vaping distribution, TPB will accelerate its SG&A cost reduction plans which are expected to deliver $8-10 million of annualized savings.

•
During the nine months ended September 30, 2019, the Company recorded impairment charges of $0.8 million and $2.0 million related to the full impairment of the goodwill and intangible asset balances, respectively, in its insurance company, Maidstone Insurance Company (“Maidstone”). During the quarter ended September 30, 2019, the Company provided the New York State Department of Financial Services (“NYSDFS”) its consent to the filing of a petition for the Entry of an Order of Liquidation and the Company is now awaiting the filing by the NYSDFS in the Supreme Court of the State of New York. Once the Order of Liquidation is entered by the Supreme Court of the State of New York, the Company shall be relieved of the assets and liabilities of Maidstone.

Corporate Headquarters Relocation
The Company relocated its corporate headquarters, effective September 2, 2019, to 767 5th Ave, 12th FL, New York NY 10153.

About Standard Diversified Inc.
Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries, including other tobacco products, outdoor advertising and insurance. For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements.

Contact Information:
Adam Prior
The Equity Group Inc.
Phone: (212) 836-9606
aprior@equityny.com

Standard Diversified Inc. and Subsidiaries Consolidated Statements of Income (Loss)
(dollars in thousands except share and per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Net sales	$97,520	$84,035	$283,882	$240,156
Insurance premiums earned	6,055	7,088	20,362	21,539
Net investment income	210	309	767	679
Other income	279	163	829	557
Total revenues	104,064	91,595	305,840	262,931

Operating costs and expenses:
Cost of sales	54,636	47,742	159,217	136,147
Selling, general and administrative expenses	31,024	24,492	84,201	70,237
Incurred losses and loss adjustment expenses	4,790	5,790	20,506	17,007
Impairment loss on goodwill and other intangible assets	-	-	2,826	-
Other operating expenses	2,003	2,682	7,248	5,512
Total operating costs and expenses	92,453	80,706	273,998	228,903
Operating income	11,611	10,889	31,842	34,028

Interest expense, net	4,680	4,450	13,529	12,556
Interest and investment income	(777)	(243)	(1,115)	(620)
Loss on extinguishment of debt	2,117	-	2,267	2,384
Net periodic benefit (income) expense, excluding service cost	(12)	(45)	(34)	176
Income before income taxes	5,603	6,727	17,195	19,532
Income tax expense	2,236	1,436	6,569	4,153
Net income	3,367	5,291	10,626	15,379
Net income attributable to noncontrolling interests	(3,133)	(3,924)	(12,973)	(9,962)
Net income (loss) attributable to Standard Diversified Inc.	$234	$1,367	$(2,347)	$5,417

Net income (loss) attributable to SDI per Class A and Class B Common Share – Basic	$0.01	$0.08	$(0.14)	$0.33
Net income (loss) attributable to SDI per Class A and Class B Common Share – Diluted	$0.01	$0.08	$(0.14)	$0.31
Weighted Average Class A and Class B Common Shares Outstanding – Basic	16,830,132	16,677,412	16,816,158	16,618,823
Weighted Average Class A and Class B Common Shares Outstanding – Diluted	16,877,690	16,741,660	16,816,158	16,661,809

Standard Diversified Inc. and Subsidiaries Consolidated Balance Sheets
(dollars in thousands except share and per share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$97,347	$21,201
Fixed maturities available for sale, at fair value; amortized cost of $26,241 in 2019 and $32,474 in 2018	26,566	32,132
Equity securities, at fair value; cost: $1,099 in 2019 and $794 in 2018	1,115	693
Trade accounts receivable, net of allowances of $63 in 2019 and $44 in 2018	7,276	2,901
Premiums receivable	3,566	5,858
Inventories	98,719	91,237
Other current assets	16,401	15,045
Property, plant and equipment, net	29,759	27,741
Deferred income taxes	2,242	-
Right of use assets	13,755	-
Deferred financing costs, net	960	870
Intangible assets, net	33,180	38,325
Deferred policy acquisition costs	1,468	2,279
Goodwill	154,479	146,696
Master Settlement Agreement (MSA) escrow deposits	32,074	30,550
Other assets	6,891	6,415
Total assets	$525,798	$421,943

LIABILITIES AND EQUITY
Reserves for losses and loss adjustment expenses	$26,432	$27,330
Unearned premiums	8,370	12,707
Advance premiums collected	326	500
Accounts payable	9,498	9,225
Accrued liabilities	21,571	23,883
Current portion of long-term debt	15,958	9,431
Revolving credit facility	-	26,000
Notes payable and long-term debt	330,150	208,616
Lease liabilities	12,280	-
Deferred income taxes	-	2,711
Postretirement benefits	3,096	3,096
Asset retirement obligations	2,100	2,028
Other long-term liabilities	3,554	1,687
Total liabilities	433,335	327,214

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; authorized shares 50,000,000; -0- issued and outstanding shares	-	-
Class A common stock, $0.01 par value; authorized shares, 300,000,000; 9,036,095 issued and 9,029,479 outstanding at September 30, 2019 and 9,156,293 issued and 9,052,801 outstanding at December 31, 2018	90	92
Class B common stock, $0.01 par value; authorized shares, 30,000,000; 7,722,564 and 7,801,995 issued and outstanding at September 30, 2019 and December 31, 2018, respectively; convertible into Class A shares on a one-for-one basis	77	78
Additional paid-in capital	72,955	81,260
Class A treasury stock, 6,616 and 103,492 common shares at cost as of September 30, 2019 and December 31, 2018, respectively	(70)	(1,440)
Accumulated other comprehensive loss	(1,243)	(1,683)
Accumulated deficit	(26,960)	(24,613)
Total stockholders' equity	44,849	53,694
Noncontrolling interests	47,614	41,035
Total equity	92,463	94,729
Total liabilities and equity	$525,798	$421,943